Infinity Property and Casualty Reports Improved Earnings per Share on Solid Growth in Premiums in the Fourth Quarter of 2013

Birmingham, Alabama – February 27, 2014 – Infinity Property and Casualty Corporation (NASDAQ: IPCC), a national provider of personal automobile insurance, today reported results for the three and twelve months ended December 31, 2013:

	Three months ended December 31,			Twelve months ended December 31,
(in millions, except per share amounts and ratios)	2013	2012	Change	2013	2012	Change

Gross written premium (1)	$313.2	$293.7	6.6%	$1,339.8	$1,254.9	6.8%
Revenues	$338.3	$342.5	(1.2%)	$1,344.8	$1,249.6	7.6%

Net earnings	$9.4	$7.9	18.3%	$32.6	$24.3	34.2%
Net earnings per diluted share	$0.81	$0.67	20.9%	$2.80	$2.04	37.3%

Operating earnings (loss) (1)	$8.1	($3.6)	NM	$28.5	$9.3	206.3%
Operating earnings (loss) per diluted share (1)	$0.70	($0.31)	NM	$2.45	$0.78	214.1%

Underwriting income (loss) (1)	$6.1	($10.4)	(158.8%)	$26.7	($8.0)	(432.4%)
Combined ratio	98.1%	103.4%	(5.2) pts	98.0%	100.7%	(2.7) pts

Return on equity(2)	5.7%	4.8%	0.9 pts	5.0%	3.7%	1.3 pts
Operating earnings return on equity (1)(2)	5.0%	(2.2)%	7.2 pts	4.3%	1.4%	2.9 pts

Book value per share				$57.09	$56.55	1.0%
Debt to total capital				29.5%	29.5%	—
Debt to tangible capital (1)				32.1%	32.1%	—

(1)	Measures used in this release that are not based on generally accepted accounting principles (“non-GAAP”) are defined at the end of this release and reconciled to the most comparable GAAP measure.

(2)	Annualized
NM - Not meaningful

Net earnings per diluted share increased 20.9% during the fourth quarter of 2013 compared with the same period in 2012 primarily as a result of improved underwriting results and a decline in unfavorable development on prior accident year loss and LAE reserves recognized in the fourth quarter of 2013 compared with the fourth quarter of 2012.
Gross written premium grew 6.6% during the fourth quarter of 2013 compared with the same period in 2012 primarily due to growth in California personal auto (5.0%) and Florida personal auto (26.4%) and countrywide Commercial Vehicle (14.5%).
James Gober, CEO and Chairman of Infinity, commented, "During 2013, by growing our profitable business in California and Florida personal auto and countrywide Commercial Vehicle, as well as improving our overall accident year combined ratio by raising rates and taking underwriting actions in the under-performing states, we made good progress toward achieving our long-term financial goals. We will continue this same strategy in 2014, by growing our profitable business as we continue to take further actions to improve underwriting margins in our remaining states."
2014 Earnings Guidance
Accordingly, Infinity expects to continue growing its business in 2014 while improving its overall underwriting results. As a result, the Company's initial guidance for 2014, based on fully diluted operating earnings, is $3.40 to $4.20. The guidance assumes gross written premium growth between 2.0% and 4.0% as compared with the prior year, and an accident year combined ratio, which excludes development on prior accident period loss and loss adjustment expense reserves, between 95.5% and 96.5% which is expected to generate a return on equity for 2014 of 6.0% to 7.5%.
Share and Debt Repurchase Program
During the fourth quarter of 2013, Infinity repurchased 16,000 shares at an average price, excluding commissions, of $68.52. Infinity has $43.8 million of capacity left under its share and debt repurchase program, which expires December 31, 2014.
Forward-Looking Statements
This press release, notably “2014 Earnings Guidance,” contains certain “forward looking statements” which anticipate results based on estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions, and projections. Statements which include the words “assumes,” “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.

The primary events or circumstances that could cause actual results to differ materially from those expected by Infinity include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio (including other-than-temporary impairments for credit losses), loss cost trends, undesired business mix or risk profile for new business and competitive conditions in our key Focus States. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Infinity’s filings with the Securities and Exchange Commission.
Conference Call
Infinity will conduct a conference call and webcast to discuss fourth quarter 2013 results at 11:00 a.m. (ET)
today, February 27, 2014. The webcast can be accessed on the Company's Investor Relations website at http://
ir.infinityauto.com. The conference call will be available by dialing 1-888-317-6016. For those unable to attend the live event, a replay of the webcast will be posted on the website shortly after the event ends.

Infinity Property and Casualty Corporation
Statements of Earnings
(in millions, except EPS and dividends)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(audited)	(audited)
Revenues:
Earned premium	$325.6	$311.4	$1,302.5	$1,184.1
Net investment income(1)	10.4	9.2	35.5	37.6
Net realized gains on investments(2)	2.0	21.4	6.0	24.1
Gain on sale of subsidiaries	—	—	—	2.9
Other income	0.3	0.6	0.7	1.0
Total revenues	338.3	342.5	1,344.8	1,249.6

Costs and Expenses:
Losses and loss adjustment expenses (3)	254.6	258.3	1,017.2	942.3
Commissions and other underwriting expenses	64.9	63.5	258.6	249.9
Interest expense	3.5	4.3	13.9	12.9
Corporate general and administrative expenses	1.9	1.6	7.9	7.4
Loss on redemption of long-term debt	—	13.6	—	13.6
Other expenses	0.3	0.6	2.1	1.5
Total costs and expenses	325.1	341.9	1,299.7	1,227.5

Earnings before income taxes	13.2	0.7	45.1	22.1
Provision for income taxes	3.8	(7.3)	12.4	(2.2)
Net Earnings	$9.4	$7.9	$32.6	$24.3

Net Earnings per Common Share:
Basic	$0.82	$0.68	$2.85	$2.09
Diluted	$0.81	$0.67	$2.80	$2.04

Average Number of Common Shares:
Basic	11.4	11.6	11.5	11.7
Diluted	11.6	11.8	11.7	11.9

Cash Dividends per Common Share	$0.30	$0.225	$1.20	$0.90
Notes:
(1) Included in net investment income during the three and twelve months ended December 31, 2013 is a one-time adjustment of $1.7 million related to a change in estimate on prepayment speeds for mortgage-backed securities.

(2) Net realized gains before impairment losses	$2.2	$21.5	$7.5	$25.4
Total other-than-temporary impairment (“OTTI”) losses	(1.7)	(0.2)	(3.8)	(1.4)
Non-credit portion in other comprehensive income	1.4	0.0	2.3	0.0
OTTI losses reclassified from other comprehensive income	0.0	0.0	0.0	0.0
Net impairment losses recognized in earnings	(0.3)	(0.1)	(1.5)	(1.4)
Total net realized gains on investments	$2.0	$21.4	$6.0	$24.1
(3) Losses and loss adjustment expenses for the three and twelve months ended December 31, 2013 includes $0.8 million and $2.9 million of unfavorable development on prior accident year loss and loss adjustment expense reserves, respectively. Losses and loss adjustment expenses for the three and twelve months ended December 31, 2012 includes $9.1 million and $16.2 million of unfavorable development on prior accident year loss and loss adjustment expense reserves, respectively.
Columns may not foot due to rounding.

Infinity Property and Casualty Corporation
Balance Sheets
(in millions, except book value per share)

	December 31,	December 31,
	2013	2012
	(audited)	(audited)
Assets:
Investments:
Fixed maturities, at fair value	$1,354.3	$1,321.8
Equity securities, at fair value	91.1	73.1
Short-term investments, at fair value	2.6	—
Total investments	1,448.0	1,394.9
Cash and cash equivalents	134.2	165.2
Accrued investment income	12.8	11.9
Agents’ balances and premium receivable	451.3	427.2
Property and equipment (net of depreciation)	48.1	39.3
Prepaid reinsurance premium	3.1	2.6
Recoverables from reinsurers	14.5	14.4
Deferred policy acquisition costs	88.3	88.3
Current and deferred income taxes	28.6	25.8
Receivable for securities sold	2.8	48.5
Other assets	10.2	10.2
Goodwill	75.3	75.3
Total assets	$2,317.3	$2,303.6

Liabilities and Shareholders’ Equity:
Liabilities:
Unpaid losses and loss adjustment expenses	$646.6	$572.9
Unearned premium	566.0	538.1
Payable to reinsurers	0.0	0.1
Long-term debt	275.0	275.0
Commissions payable	19.1	18.1
Payable for securities purchased	39.9	132.4
Other liabilities	113.9	110.7
Total liabilities	1,660.5	1,647.4

Shareholders’ Equity:
Common stock	21.7	21.5
Additional paid-in capital	368.9	361.8
Retained earnings (1)	685.0	666.2
Accumulated other comprehensive income, net of tax	16.6	29.9
Treasury stock, at cost (2)	(435.5)	(423.2)
Total shareholders’ equity	656.8	656.2
Total liabilities and shareholders’ equity	$2,317.3	$2,303.6

Shares outstanding	11.5	11.6
Book value per share	$57.09	$56.55
Notes:

(1)	The change in retained earnings from December 31, 2012 is a result of net income of $32.6 million less shareholder dividends of $13.8 million.

(2)
Infinity repurchased 16,000 common shares during the fourth quarter of 2013 at an average per share price, excluding commissions, of $68.52. Infinity repurchased 181,900 common shares during the twelve months ended December 31, 2013 at an average price, excluding commissions, of $58.84.

Columns may not foot due to rounding.

Infinity Property and Casualty Corporation
Statements of Cash Flows
(in millions)

	Twelve months ended December 31,
	2013	2012
Operating Activities:
Net earnings	$32.6	$24.3
Adjustments:
Depreciation	9.0	8.6
Amortization	18.9	9.1
Net realized losses (gains) on investments	(6.0)	(24.1)
Loss on redemption of debt	0.0	13.6
(Gain) loss on disposal of property and equipment	(0.1)	0.1
Gain on sale of subsidiary	0.0	(2.9)
Share-based compensation expense	4.0	3.2
Excess tax benefits from share-based payment arrangements	(0.6)	(0.9)
Non-cash activity related to rabbi trust	0.1	0.1
Decrease (increase) in accrued investment income	(0.8)	(1.2)
Decrease (increase) in agents’ balances and premium receivable	(24.2)	(44.5)
Decrease (increase) in reinsurance receivables	(0.6)	(0.2)
Decrease (increase) in deferred policy acquisition costs	0.0	(8.2)
Decrease (increase) in other assets	4.6	(15.9)
Increase (decrease) in unpaid losses and loss adjustment expenses	73.7	77.5
Increase (decrease) in unearned premium	27.9	63.6
Increase (decrease) in payable to reinsurers	(0.1)	0.1
Increase (decrease) in other liabilities	4.9	36.1
Net cash provided by operating activities	143.3	138.4
Investing Activities:
Purchases of fixed maturities	(774.6)	(699.8)
Purchases of equity securities	(11.1)	(69.0)
Purchases of short-term investments	(5.8)	0.0
Purchases of property and equipment	(17.8)	(9.2)
Maturities and redemptions of fixed maturities	193.4	182.3
Proceeds from sale of subsidiary companies	0.0	9.1
Proceeds from sale of fixed maturities	454.6	452.1
Proceeds from sale of equity securities	7.2	39.5
Proceeds from sale of short-term investments	3.2	0.0
Proceeds from sale of property and equipment	0.2	0.0
Net cash used in investing activities	(150.7)	(95.0)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases, including tax benefit	3.2	2.9
Excess tax benefits from share-based payment arrangements	0.6	0.9
Proceeds from issuance of bonds	0.0	273.2
Redemption of long-term debt	0.0	(208.1)
Principal payments under capital lease obligation	(0.9)	(0.7)
Acquisition of treasury stock	(12.6)	(19.6)
Dividends paid to shareholders	(13.8)	(10.5)
Net cash (used in) provided by financing activities	(23.5)	38.0
Net (decrease) increase in cash and cash equivalents	(31.0)	81.4
Cash and cash equivalents at beginning of period	165.2	83.8
Cash and cash equivalents at end of period	$134.2	$165.2

Note: Columns may not foot due to rounding

Definitions of Non-GAAP Financial and Operating Measures

Operating earnings are defined as net earnings, before realized gains and losses on investments and the cumulative effect of a change in accounting principle, after tax. Infinity reports this non-GAAP measure because realized gains and losses on investments can be volatile and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.
Underwriting income measures the insurer’s profit on insurance sales after all losses and expenses have been paid. It is calculated by deducting losses and loss adjustment expenses and underwriting expenses from premiums earned. Infinity reports this non-GAAP measure to show profitability before inclusion of net investment income, other income, interest expense, corporate general and administrative expenses, other expenses and taxes and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.

Below is a schedule that reconciles operating earnings and underwriting income to net earnings:

	Three months ended December 31,		Twelve months ended December 31,
(in millions, except EPS)	2013	2012	2013	2012

Earned premium	$325.6	$311.4	$1,302.5	$1,184.1
Losses and loss adjustment expenses	(254.6)	(258.3)	(1,017.2)	(942.3)
Commissions and other underwriting expenses	(64.9)	(63.5)	(258.6)	(249.9)

Underwriting income (loss)	6.1	(10.4)	26.7	(8.0)

Net investment income	10.4	9.2	35.5	37.6
Other income	0.3	0.6	0.7	1.0
Interest expense	(3.5)	(4.3)	(13.9)	(12.9)
Corporate general and administrative expenses	(1.9)	(1.6)	(7.9)	(7.4)
Other expenses	(0.3)	(0.6)	(2.1)	(1.5)

Pre-tax operating earnings (loss)	11.2	(7.1)	39.1	8.7

Provision for income taxes	(3.1)	3.5	(10.5)	0.6

Operating earnings (loss), after-tax	8.1	(3.6)	28.5	9.3

Realized gains on investments, pre-tax	2.0	21.4	6.0	24.1
Realized gain on sale of subsidiary, pre-tax	—	—	—	2.9
Loss on redemption of debt	—	(13.6)	—	(13.6)
Provision for income taxes on capital gains	(0.7)	(2.8)	(2.1)	(4.8)
Prior period tax adjustment on capital gains	—	—	0.2	—
Decr (Incr) in provision for tax valuation allowance	—	6.5	—	6.4
Realized gains (losses on investments, net of tax)	1.3	11.5	4.1	15.0

Net earnings	$9.4	$7.9	$32.6	$24.3

Operating earnings per diluted share	$0.70	($0.31)	$2.45	$0.78
Realized gains on investments and sale of subsidiary, net of tax	0.11	1.18	0.33	1.46
Loss on redemption of debt, net of tax	0.00	(0.75)	0.00	(0.74)
Prior period tax adjustment on capital gains	0.00	0.00	0.02	0.00
Decrease in provision for tax valuation allowance	0.00	0.55	0.00	0.54
Net earnings per diluted share	$0.81	$0.67	$2.80	$2.04

Note: Columns may not foot due to rounding.

Gross written premium is the amount of premium charged for policies issued during a fiscal period. Earned premium is a GAAP measure and represents the portion of gross written premium (after cessions to reinsurers) that has been recognized in income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies.
Below is a schedule that reconciles gross written premium to earned premium:

	Three months ended December 31,		Twelve months ended December 31,
(in millions)	2013	2012	2013	2012

Gross written premium	$313.2	$293.7	$1,339.8	$1,254.9
Ceded reinsurance	(2.5)	(2.0)	(9.9)	(7.7)
Net written premium	310.7	291.7	1,329.9	1,247.2
Change in unearned premium	14.9	19.7	(27.4)	(63.1)
Earned premium	$325.6	$311.4	$1,302.5	$1,184.1
Note: Columns may not foot due to rounding.

Tangible capital is defined as total capital (long-term debt plus total shareholders’ equity) less intangible assets. Infinity reports this non-GAAP measure because it is a measure often used by debt-holders and rating agencies when evaluating financial leverage. Total capital is the most comparable GAAP measure.
Below is a schedule that reconciles tangible capital to total capital:

(in millions)	December 31, 2013	December 31, 2012

Tangible capital	$856.5	$856.0
Goodwill	75.3	75.3
Total capital	$931.8	$931.2
Note: Columns may not foot due to rounding.

Infinity also makes available an investor supplement on its website. To access the supplemental financial information, go to http://ir.infinityauto.com and click on “Annual & Quarterly Reports.”

About Infinity
Infinity Property and Casualty Corporation (NASDAQ: IPCC) is a national provider of personal automobile insurance with a concentration on nonstandard auto insurance. Its products are offered through a network of approximately 12,500 independent agencies and brokers. For more information about Infinity, please visit http://www.infinityauto.com.

Source:     Infinity Property & Casualty Corporation
3700 Colonnade Parkway
Suite 600
Birmingham, AL 35243

Contact:    Amy Jordan
amy.jordan@ipacc.com
Investor Relations
(205) 803-8186